                                                                    EXHIBIT 10.4

                                October 27, 1997



CFX Corporation
102 Main Street
Keene, New Hampshire 03431

Ladies and Gentlemen:

         Peoples Heritage Financial Group, Inc. ("PHFG") and CFX Corporation (the "Company") desire to enter into an Agreement and Plan of Merger, dated as of October 27, 1997 (the "Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) the Company will merge with and into PHFG (the "Merger") and (b) each share of Company common stock outstanding immediately prior to the Merger (other than any dissenting shares under New Hampshire law and certain other shares) will be converted into the right to receive .667 of a share of PHFG common stock, plus cash in lieu of any fractional share interest.

         In consideration of the foregoing, the undersigned hereby irrevocably:

                 (a) Agrees to be present (in person or by proxy) at all meetings of shareholders of PHFG called to vote for approval of the Agreement and the Merger so that all shares of common stock of PHFG then owned by the undersigned will be counted for the purpose of determining the presence of a quorum at such meetings and to vote or cause to be voted all such shares in favor of approval and adoption of the Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of PHFG);

                 (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of PHFG, to approve or adopt the Agreement;

CFX Corporation
October 27, 1997
Page 2



                 (c) Agrees not to sell, or in any other way reduce the risk of the undersigned relative to, any shares of common stock of the Company or of common stock of PHFG, during the period commencing thirty days prior to the effective date of the Merger and ending on the date on which financial results covering at least thirty days of post-Merger combined operations of PHFG and the Company have been published within the meaning of Topic 2-E of the Staff Accounting Bulletin Series of the Securities and Exchange Commission ("SEC"), provided, however, that excluded from the foregoing undertaking shall be such sales, pledges, transfers or other dispositions of shares of Company common stock or shares of PHFG common stock which, in PHFG's sole judgment, are individually and in the aggregate de minimis within the meaning of Topic 2-E of the Staff Accounting Bulletin Series of the SEC;

                 (d) Agrees that neither the Company nor PHFG shall be bound by any attempted sale or other transfer of any shares of Company common stock or PHFG common stock, respectively, and the Company's and PHFG's transfer agents shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale or other transfer, unless the sale has been effected in compliance with the terms of this Letter Agreement;

                 (e) Acknowledges and agrees that the provisions of subparagraphs (c) and (d) hereof apply to shares of PHFG common stock and Company common stock owned by (i) his or her spouse, (ii) any of his or her relatives or relatives of his or her spouse occupying his or her home, (iii) any trust or estate in which he or she, his or her spouse, or any such relative owns at least a 10% beneficial interest or of which any of them serves as trustee, executor or in any similar capacity and (iv) any corporation or other organization in which the undersigned, any affiliate of the undersigned, his or her spouse, or any such relative owns at least 10% of any class of equity securities or of the equity interest;

                 (f) Represents that the undersigned has no plan or intention to sell, exchange, or otherwise dispose of any shares of common stock of PHFG prior to expiration of the time period referred to in subparagraph (c) hereof; and

                 (g) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

                           -------------------------

         It is understood and agreed that the provisions of subparagraphs (a) and (b) of this Letter Agreement relate solely to the capacity of the undersigned as a shareholder or

CFX Corporation
October 27, 1997
Page 3


other beneficial owner of shares of PHFG common stock and is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as a director or officer of PHFG. It is further understood and agreed that such subparagraphs of this Letter Agreement are not in any way intended to affect the exercise by the undersigned of any fiduciary responsibility which the undersigned may have in respect of any shares of PHFG common stock held by the undersigned as of the date hereof.

                           -------------------------

         This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

                           -------------------------

         This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                           -------------------------

         The undersigned intends to be legally bound hereby.


                                        Sincerely,